UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement with Donuts Inc. and DTS Sub Inc.

On June 13, 2017, Rightside Group, Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Donuts Inc. (“Parent”) and DTS Sub Inc. (“Purchaser”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Parent has agreed that Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) for a purchase price of $10.60 per share in cash, without interest (the “Offer Price”), subject to the terms and conditions of the Merger Agreement. Following the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each outstanding option to purchase shares of Common Stock (“Stock Options”) with a per share exercise price less than the Offer Price will be cancelled in exchange for a cash payment, subject to applicable withholdings, equal to (1) (A) the Offer Price less (B) the per share exercise price multiplied by (2) the number of shares subject to the Stock Option. Stock Options with a per share exercise price equal to or greater than the Offer Price will be cancelled and extinguished for no consideration. All Stock Options will accelerate and become fully vested and exercisable immediately prior to the Effective Time, contingent on the Effective Time.

At the Effective Time, each outstanding restricted stock unit (“RSU”) award of the Company shall be cancelled in exchange for the right to receive an amount in cash, payable in installments and subject to applicable withholdings, equal to (1) the Offer Price multiplied by (2) the number of shares underlying the RSU award (the “Substituted Cash Award”). The Substituted Cash Award shall remain subject to the same vesting schedule and other terms and conditions that applied to the original RSU award.

Purchaser has agreed to commence the Offer as promptly as reasonably practicable, and in any event within 10 business days, after the date of the Merger Agreement. The consummation of the Offer will be conditioned on there having been validly tendered into and not withdrawn from the Offer a number of shares of Common Stock that, together with any shares of Common Stock owned by Parent and Purchaser, if any, represents a majority of the shares of Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement) issued and outstanding immediately prior to the acceptance time of the Offer. The consummation of the Offer is also conditioned on (1) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (2) applicable advance notice to the Internet Corporation for Assigned Names and Numbers (“ICANN”), and ICANN shall not have expressly denied or withheld its consent to the transaction; (3) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications; and (4) other customary conditions.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries after the date of the Merger Agreement and prior to the closing of the Merger. The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding the acquisition of the Company. However, the solicitation restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to the acquisition of the Company if the Company’s Board of Directors (the “Board”) determines in good faith, after consultation with outside legal counsel and its financial advisor, that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the stockholders of the Company under applicable law. The Company will be obligated to pay a termination fee of $7.7 million to Donuts in certain customary circumstances.

The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Common Stock (other than (1) treasury shares; (2) shares held by Parent, Purchaser or any wholly owned subsidiary of Parent;

(3) shares held by the Company or any subsidiaries of the Company; or (4) shares held by a holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive cash in an amount equal to the Offer Price.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated into this report by this reference.

The Merger Agreement contains representations and warranties by each of Parent, Purchaser and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

On June 14, 2017, the Company issued a joint press release with Parent announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and, to the extent relating to the announcement of the entry into the Merger Agreement, is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Amendment to Stock Purchase Agreement with Tucows Inc.

On June 13, 2017, the Company entered into a First Amendment to Stock Purchase Agreement (the “Amendment”) by and between the Company and Tucows Inc. (“Tucows”), pursuant to which the definition of “Escrow Triggering Event” was revised to remove a change in control of the Company and the definition of “Minimum Cash Amount” was revised to mean $5.35 million from June 13, 2017 until the end of April 20, 2018, and zero thereafter.

Important Additional Information and Where to Find It

The tender offer for the outstanding shares of Rightside has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell common shares of Rightside, nor is it a substitute for the tender offer materials that Donuts Inc. and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Donuts Inc. and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and Rightside will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and certain other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered by Rightside’s stockholders before any decision is made with respect to the tender offer. Both the tender offer statement and the solicitation/recommendation statement will be made available to Rightside’s stockholders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all stockholders of Rightside by contacting Rightside at IR@rightide.rocks or by phone at (212) 331-8424, or by visiting Rightside’s website (www.rightside.co). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. Rightside’s stockholders are advised to read the tender offer materials and the solicitation/recommendation statement, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available before they make any decision with respect to the tender offer because they will contain important information about the proposed transaction and the parties to the transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 13, 2017, by and among Rightside Group, Ltd., Donuts Inc. and DTS Sub Inc.*

99.1	Joint Press Release dated June 14, 2017.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rightside agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2017	RIGHTSIDE GROUP, LTD.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 13, 2017, by and among Rightside Group, Ltd., Donuts Inc. and DTS Sub Inc.*

99.1	Joint Press Release dated June 14, 2017.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rightside agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

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